Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Mike Harlan
President and CEO
Phone: 973/602-1023
BREEZE-EASTERN CORPORATION APPOINTS MARK MISHLER CFO SUCCEEDING JOSEPH SPANIER
WHIPPANY, NJ — January 6, 2010 Breeze-Eastern Corporation (NYSE Amex:BZC) today announced the appointment of Mark Mishler as Senior Vice President, Chief Financial Officer, and Treasurer of the Company and the retirement of Joseph Spanier as Executive Vice President, Chief Financial Officer, and Treasurer, effective January 6, 2010. Mr. Spanier, 63, has served as Chief Financial Officer since 1996.
Mr. Mishler, 51, most recently served as Chief Financial Officer of Vital Signs, Inc., a $400 million, NASDAQ-listed manufacturer of medical products that was acquired by General Electric in 2008. Mr. Mishler previously was Corporate Controller and CIO at Fedders Corporation and Amcast Industrial Corporation. He is a Certified Public Accountant and Certified Management Accountant. A graduate of Indiana University, he earned his MBA from the University of Michigan.
Mike Harlan, President and Chief Executive Officer of the Company, stated, “We welcome Mark as a member of the senior management team of the Company. He brings a wealth of U.S. and international experience in financial reporting and internal expense controls, implementing ERP systems and IT-based processes, public company finance and reporting, creditor relationship management and investor relations. Mark is a hands-on leader who will help improve the financial practices and discipline throughout our entire organization. We are very glad to have him join our team and are looking forward to the significant contributions he will make to our Company.”
Mr. Harlan continued, “On behalf of the Company, I would like to express our deep gratitude to Joseph Spanier for his many years of service as Chief Financial Officer of Breeze-Eastern Corporation. Joe was instrumental in rebuilding our balance sheet over the last 5 years, during a very challenging period in our Company’s history. He has
35 Melanie Lane • Whippany • New Jersey 07981
Tel. 973.602.1001 • Fax 973.739.9333 • www.breeze-eastern.com

Breeze-Eastern Corporation – January 6, 2010
Breeze-Eastern Corporation Appoints Mark Mishler CFO Succeeding Joseph Spanier

made important contributions in many areas and he will be missed by his colleagues and staff at the Company. We wish him all the best in his well-deserved retirement.”
Breeze-Eastern Corporation (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting and pulling devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The Company, which employs approximately 180 people at its facilities in Union and Whippany, New Jersey, reported sales of $75.4 million in the fiscal year ended March 31, 2009.
INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation, competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decrease in United States government defense spending, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and quarterly report on Form 10-Q for the period ended September 27, 2009.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
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